Exhibit 32(b)

CERTIFICATION OF

CHIEF ACCOUNTING OFFICER

PURSUANT TO 18 U.S.C. § 1350

I, John W. Feray, Chief Accounting Officer of Haggar Corp. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the fiscal quarter ended December 31, 2004, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John W. Feray
John W. Feray
Chief Accounting Officer
Date: February 9, 2005	(principal accounting officer)